CONTACTS: Media Inquiries

Lin Cummins
(248) 435-7112
linda.cummins@arvinmeritor.com

Investor Inquiries
Terry Huch
(248) 435-9426
terry.huch@arvinmeritor.com

ArvinMeritor Reports First-Quarter Fiscal Year 2007 Results

TROY, Mich. (Jan. 30, 2007) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its first fiscal quarter ended Dec. 31, 2006. Highlights include:

•	Sales from continuing operations of $2.3 billion, up 12 percent from the same period last year.
•	Income from continuing operations, before special items, was $11 million, or $0.16 per diluted share, compared to $12 million, or $0.17 per diluted share, in the same period last year.
•	Net income on a GAAP basis was $7 million, or $0.10 per diluted share, compared to $34 million, or $0.49 per diluted share last year.
•	Full-year EPS outlook for continuing operations, before special items, of $1.15 to $1.25, as previously forecast.

Chip McClure, Chairman, CEO and President said, “We are operating in a difficult environment in the passenger car, light-duty truck, and commercial vehicle segments. In an effort to address the ongoing challenges, and create value for our shareowners, we are making good progress and are on track with our recently announced initiative, Performance Plus. By proactively taking control of our future through this global transformational initiative, while at the same time maintaining focus on improving our operational and financial performance, we will emerge a stronger, more dynamic global organization.”

First-Quarter Fiscal Year 2007 Results

For the first quarter of fiscal year 2007, ArvinMeritor posted sales from continuing operations of $2.3 billion, a 12-percent increase from the same period last year. The impact of foreign currency translation and strong sales in Commercial Vehicle Systems (CVS) in North America and Europe were partially offset by a decrease in domestic original equipment manufacturers (OEMs) light vehicle production and a strike at a customer’s facility in Brussels, Belgium, which temporarily shut down an ArvinMeritor door module facility.

EBITDA, before special items, was $86 million, down $2 million from the same period last year. This decrease is partially due to higher than anticipated costs associated with the simultaneous launch of a new axle product line and a new ERP system in Europe.

Income from continuing operations was $11 million, or $0.16 per diluted share, compared to $28 million, or $0.40 per diluted share, a year ago. This decrease reflects a one-time, pre-tax gain of $23 million in the first fiscal quarter of 2006 from the sale of the CVS off-highway brake assets. Net income was $7 million, or $0.10 per diluted share, compared to $34 million, or $0.49 per diluted share last year, a decrease of $27 million, or $0.39 per diluted share.

Outlook

The company reduced its fiscal year 2007 forecast for light vehicle production to 15.3 million vehicles in North America, down from 15.8 million forecasted last quarter. The company’s forecast for Western Europe is unchanged at 16.1 million vehicles.

ArvinMeritor’s forecast for North American Class 8 truck production is 235,000 units in fiscal year 2007 (200,000 for the 2007 calendar year), unchanged from our prior forecast. The company’s fiscal year 2007 forecast for heavy and medium truck volumes in Western Europe is 475,000 units, up from the previous forecast of 419,000 units.

The company anticipates sales from continuing operations in fiscal year 2007 in the range of $8.9 to $9.1 billion, and the outlook for full-year diluted earnings per share from continuing operations to be in the range of $1.15 to $1.25. Cash flow guidance for fiscal year 2007 is $75 million to $125 million, as previously forecast. This guidance excludes gains or losses on divestitures, restructuring costs, and other special items, including potential extended customer shutdowns or production interruptions.

“We are focused on redefining ArvinMeritor by creating a culture of operational, commercial and individual excellence,” said McClure. “Our vision is to be a global systems provider focused on our target markets, deliver strong financial performance and drive even greater value for our shareowners, employees and customers.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets from more than 110 manufacturing facilities globally. Headquartered in Troy, Mich., ArvinMeritor employs approximately 27,500 people in 26 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com/.

Editor’s Note: High-resolution photos can be downloaded from ArvinMeritor's Photo Library at http://www.arvinmeritor.com/media_room/photo_library.asp.

Forward-Looking Statements

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and operating income or loss plus or minus special items. Other non-GAAP financial measures include EBITDA, before special items. EBITDA, before special items, is defined as earnings before interest, taxes, depreciation and amortization, and losses on sales of receivables, plus or minus special items.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company's financial position and results of operations. Management uses EBITDA as the primary basis to evaluate the performance of each of its reportable segments. Further, management uses EBITDA for planning and forecasting in future periods.

Management believes EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure operating performance in our industry.

EBITDA should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. EBITDA, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

First-Quarter Results Conference Call

The company will host a telephone conference call and Web cast to discuss the company’s fiscal year 2007 first-quarter financial results on Tuesday, Jan. 30, 2007, at 8 a.m. (ET). To participate, call (617) 614-2710 ten minutes prior to the start of the call. Please reference participant passcode 97169176 when dialing in. Investors can also listen to the conference call in real time — or for 90 days by recording — by visiting www.arvinmeritor.com.

A replay of the call will be available from 10 a.m. (ET) on Jan. 30, 2007, until 11:59 p.m. on Feb. 2, 2007, by calling (888) 286-8010 (within the United States and Canada) or (617) 801-6888 for international calls. Please refer to passcode 11501438.

To access the Web cast, visit the ArvinMeritor Web site at www.arvinmeritor.com and click on the Web cast link on either the home page or investor page.

ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF INCOME

(In millions, except per share amounts)

	Quarter Ended
	December 31,
	2006	2005
	(Unaudited)
Sales	$2,340	$2,098
Cost of sales	(2,222)	(1,966)
GROSS MARGIN	118	132
Selling, general, and administrative	(86)	(88)
Restructuring costs	(1)	(1)
Gain on divestitures	2	23
OPERATING INCOME	33	66
Equity in earnings of affiliates	9	7
Interest expense, net and other	(27)	(32)
INCOME BEFORE INCOME TAXES	15	41
Provision for income taxes	(2)	(10)
Minority interests	(2)	(3)
Income from continuing operations	11	28
Income (loss) from discontinued operations	(4)	6

NET INCOME	$7	$34

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$0.16	$0.40
Discontinued operations	(0.06)	0.09
Diluted earnings per share	$0.10	$0.49

Diluted shares outstanding	70.5	69.8

Note: Amounts for the three months ended December 31, 2005 have been restated for discontinued operations.

ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(In millions)

	Quarter Ended
	December 31,
	2006	2005
	(Unaudited)
Sales:
Light Vehicle Systems	$470	$497
Commercial Vehicle Systems	1,062	931
Emissions Technologies	808	670
Total sales	$2,340	$2,098

Segment EBITDA:
Light Vehicle Systems	$15	$13
Commercial Vehicle Systems	64	92
Emissions Technologies	6	5
Total Segment EBITDA	85	110
Unallocated Costs	—	—
Total EBITDA	85	110
Loss on Sale of Receivables	(2)	—
Depreciation and Amortization	(43)	(40)
Interest Expense, Net and Other	(27)	(32)
Provision for Income Taxes	(2)	(10)
Income From Continuing Operations	$11	$28

Note: Amounts for the three months ended December 31, 2005 have been restated for discontinued operations.

ARVINMERITOR, INC.

SUMMARY CONSOLIDATED BALANCE SHEET

(In millions)

	December 31,	September 30,
	2006	2006
ASSETS	(Unaudited)
Cash and cash equivalents	$369	$350
Receivables, net	1,564	1,645
Inventories	628	596
Other current assets	292	295
Assets of discontinued operations	204	207
Net property	984	988
Goodwill	510	503
Other assets	945	929
TOTAL ASSETS	$5,496	$5,513

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt	$137	$56
Accounts payable	1,551	1,649
Other current liabilities	698	741
Liabilities of discontinued operations	99	103
Long-term debt	1,185	1,184
Retirement benefits	526	507
Other liabilities	234	264
Minority interests	67	65
Shareowners' equity	999	944
TOTAL LIABILITIES AND SHAREOWNERS' EQUITY	$5,496	$5,513

ARVINMERITOR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

	Quarter Ended
	December 30,
	2006	2005
	(Unaudited)
OPERATING ACTIVITIES
Income from continuing operations	$11	$28
Adjustments to income from continuing operations
Depreciation and amortization	43	40
Gains on divestitures	(2)	(23)
Restructuring costs, net of payments	(7)	(7)
Other adjustments to income from continuing operations	(1)	1
Pension and retiree medical expense	33	33
Pension and retiree medical contributions	(39)	(28)
Changes in receivable securitization and factoring	15	37
Changes in assets and liabilities	(85)	81
Cash flows provided by (used for) continuing operations	(32)	162
Cash flows used for discontinued operations	(1)	(11)
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(33)	151

INVESTING ACTIVITIES
Capital expenditures	(30)	(38)
Acquisitions of businesses and investments, net of cash acquired	(5)	(1)
Proceeds from marketable securities	5	—
Proceeds from dispositions of property and businesses	5	39
Net investing cash flows provided by (used for) discontinued operations	(1)	8
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	(26)	8

FINANCING ACTIVITIES
Change in U.S. accounts receivable securitization program	80	(24)
Repayment of notes	—	(3)
Borrowings (payments) on lines of credit and other, net	1	(12)
Net change in debt	81	(39)
Cash dividends	(7)	(7)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	74	(46)

IMPACT OF CURRENCY ON CASH AND CASH EQUIVALENTS	4	2

CHANGE IN CASH AND CASH EQUIVALENTS	19	115
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	350	187
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$369	$302

Note: Amounts for three months ended December 31, 2005 have been restated for discontinued operations.

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions, except for per share amounts)

(in millions, except per share amounts)	Q1 FY 07 Reported	Restructuring Actions	Income Taxes	Q1 FY 07 Before Special Items
Sales	$2,340	$—	$—	$2,340
Gross Margin	118	—	—	118
Operating Income	33	1	—	34
Income from Continuing Operations	11	1	(1)	11
Diluted Earnings Per Share - Continuing Operations	$0.16	$0.01	$(0.01)	$0.16

Segment EBITDA
Light Vehicle Systems	$15	$—	$—	$15
Commercial Vehicle Systems	64	—		64
Emissions Technologies	6	1	—	7
Total Segment EBITDA	$85	$1	$—	$86

Segment EBITDA Margins
Light Vehicle Systems	3.2%			3.2%
Commercial Vehicle Systems	6.0%			6.0%
Emissions Technologies	0.7%			0.9%
Total Segment EBITDA Margins	3.6%			3.7%

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions, except for per share amounts)

(in millions, except per share amounts)	Q1 FY 06 Reported	Restructuring Actions	Gain on Divestiture	Income Taxes	Q1 FY 06 Before Special Items
Sales	$2,098	$—	$—	$—	$2,098
Gross Margin	132	—	—	—	132
Operating Income	66	1	(23)	—	44
Income from Continuing Operations	28	1	(14)	(3)	12
Diluted Earnings Per Share - Continuing Operations	$0.40	$0.01	$(0.20)	$(0.04)	$0.17

Segment EBITDA
Light Vehicle Systems	$13	$—	$—	$—	$13
Commercial Vehicle Systems	92	1	(23)	—	70
Emissions Technologies	5	—	—	—	5
Total Segment EBITDA	$110	$1	$(23)	$—	$88

Segment EBITDA Margins
Light Vehicle Systems	2.6%				2.6%
Commercial Vehicle Systems	9.9%				7.5%
Emissions Technologies	0.7%				0.7%
Total Segment EBITDA Margins	5.2%				4.2%

ARVINMERITOR, INC.

EBITDA BEFORE SPECIAL ITEMS RECONCILIATION

Non-GAAP

(Unaudited, in millions, except for per share amounts)

	Quarter Ended
	December 31,
	2006	2005

Total EBITDA - Before Special Items	$86	$88
Restructuring Costs	(1)	(1)
Gain on Divestitures	—	23
Loss on Sale of Receivables	(2)	—
Depreciation and Amortization	(43)	(40)
Interest Expense, Net and Other	(27)	(32)
Provision for Income Taxes	(2)	(10)
Income From Continuing Operations	$11	$28